EXHIBIT 10.11(i)


                                  $750,000,000

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                          Dated as of October 13, 1999

                                      Among

                              G-P RECEIVABLES, INC.

                                  as the Seller
                                  -------------

                           GEORGIA-PACIFIC CORPORATION

                             as the Collection Agent
                             -----------------------

                       CANADIAN IMPERIAL BANK OF COMMERCE
                                 CITIBANK, N.A.
                                       AND
                          BANK ONE, NA (CHICAGO OFFICE)

                           as the Secondary Purchasers
                           ---------------------------

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE

                           as the Administrative Agent
                           ---------------------------


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                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

                             ARTICLE I. DEFINITIONS

SECTION 1.01  Certain Defined Terms..........................................1
SECTION 1.02  Defined Terms Incorporated by Reference........................5
SECTION 1.03  Other Terms....................................................6

                   ARTICLE II. AMOUNTS AND TERMS OF THE PURCHASES

SECTION 2.01  Purchase Facility..............................................6
SECTION 2.02  Making Purchases...............................................8
SECTION 2.03  Incorporation by Reference.....................................9
SECTION 2.04  Incorporation by Reference.....................................9
SECTION 2.05  Fees...........................................................9
SECTION 2.06  Incorporation by Reference.....................................9
SECTION 2.07  Incorporation by Reference.....................................9
SECTION 2.08  Yield Protection..............................................10
SECTION 2.09  Incorporation by Reference....................................11
SECTION 2.10  Incorporation by Reference....................................11

                        ARTICLE III. CONDITIONS OF PURCHASES

SECTION 3.01  Conditions Precedent to Initial Purchase......................11
SECTION 3.02  Conditions Subsequent.........................................12
SECTION 3.03  Conditions Precedent to All Purchases and Reinvestments.......12

                     ARTICLE IV. REPRESENTATIONS AND WARRANTIES

SECTION 4.01  Incorporation by Reference....................................13

                                ARTICLE V. COVENANTS

SECTION 5.01  Incorporation by Reference....................................13

                     ARTICLE VI. ADMINISTRATION AND COLLECTION

SECTION 6.01  Designation of Collection Agent...............................14
SECTION 6.02  Duties of Collection Agent....................................14
SECTION 6.03  Rights of the Administrative Agent............................16

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SECTION 6.04  Responsibilities of the Seller................................17
SECTION 6.05  Further Actions Evidencing Purchases..........................17
SECTION 6.06  Collection Agent Fee..........................................18

                         ARTICLE VII. EVENTS OF TERMINATION

SECTION 7.01  Incorporation by Reference; Additional Events of Termination..19

                           ARTICLE VIII. INDEMNIFICATION

SECTION 8.01  Indemnities by the Seller.....................................19
SECTION 8.02  Contribution..................................................22

                        ARTICLE IX. THE ADMINISTRATIVE AGENT

SECTION 9.01  Authorization and Action......................................22
SECTION 9.02  UCC Filings...................................................23
SECTION 9.03  Administrative Agent's Reliance, Etc..........................23
SECTION 9.04  CIBC and Affiliates...........................................24
SECTION 9.05  Secondary Purchasers' Purchase Decisions......................24
SECTION 9.06  Indemnification...............................................24
SECTION 9.07  Successor Administrative Agent................................25

                   ARTICLE X. ASSIGNMENT OF RECEIVABLE INTERESTS

SECTION 10.01 Assignment....................................................25
SECTION 10.02 Effects of Assignment.........................................26

                             ARTICLE XI. MISCELLANEOUS

SECTION 11.01 Amendments, Etc...............................................27
SECTION 11.02 Notices, Etc..................................................27
SECTION 11.03 Assignability; Termination....................................27
SECTION 11.04 Costs, Expenses and Taxes.....................................27
SECTION 11.05 Confidentiality...............................................28
SECTION 11.06 No Recourse...................................................28
SECTION 11.07 Governing Law; Execution in Counterparts......................29
SECTION 11.08 Construction of Agreement.....................................29
SECTION 11.09 Actions by Secondary Purchasers...............................29

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EXHIBITS

EXHIBIT A                  Form of Assignment Agreement

                                      iii
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         AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of October
13, 1999 among G-P Receivables, Inc., a Delaware corporation (the "Seller"), GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the "Collection Agent"), CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), CITIBANK, N.A. ("Citibank") and
BANK ONE, NA (CHICAGO OFFICE) ("Bank One") (each of CIBC, Citibank and Bank One, individually, a "Secondary Purchaser", and, collectively, the "Secondary Purchasers") and CIBC, as agent (the "Administrative Agent") for the Secondary Purchasers. Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Article I hereof.

                                   ARTICLE I.
                                   DEFINITIONS

SECTION 1.01 Certain Defined Terms.

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADJUSTED LIBOR RATE" means, with respect to a Secondary Purchaser for any Fixed Period, the rate per annum obtained by dividing (a) the arithmetic average (rounded upwards, if necessary, to the nearest multiple of one-sixteenth of one percent per annum) of (i) the offered rates for deposits in United States dollars which appear on the display designated as page "LIBO" (or any successor page quoting the offered rates for United States dollars in the London interbank market) on the Reuter Monitor Money Rates Service, or (ii) if such rates are not obtainable from the Reuter Monitor Money Rates Service, the respective rates notified to the Secondary Purchaser by each of the Reference Banks as the rate at which it would offer deposits in United States dollars to prime banks in the London interbank market, in either case for a period equal to such Fixed Period as such Secondary Purchaser shall select and in an amount comparable to the aggregate amount of Capital of the Receivable Interest to be funded or maintained at or about 11:00 a.m. (London time) on the second Business Day before (and for value on) the first day of such period by (b) a percentage equal to (i) 100% minus (ii) the Eurodollar Reserve Percentage for such Fixed Period.

         "AGGREGATE CAPITAL" means, at the time of any determination thereof with respect to a Secondary Purchaser, the sum of the Capital for all Receivable Interests of such Secondary Purchaser.

         "BASE RATE" means, for any day, the per annum rate of interest published on such day (or, if not then published, on the most recently preceding day) in The Wall Street Journal as the "Prime Rate." Changes in the Base Rate shall be effective on each date on which a change in the "Prime Rate" is published.

         "CAPITAL" of any Receivable Interest owned by a Secondary Purchaser means the original amount paid by such Secondary Purchaser to the Seller or to a Purchaser (in connection with an assignment as contemplated by SECTION 2.02(c)), as the case may be, for such Receivable Interest at the time of its purchase by such Secondary Purchaser pursuant to this Agreement, or such amount divided or combined in accordance with Section 2.07, in each case reduced from time to time by Collections distributed on account of such Capital pursuant to Section 2.04; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made; provided, further, that such Capital shall not be reduced for the purposes of this Agreement to the extent and so long as Collections to be used to effect an Optional Reduction or a Mandatory Reduction are retained by the Collection Agent (if the Seller or an Affiliate thereof).

         "COLLECTION AGENT" means at any time the Person (which may include the Administrative Agent) then authorized pursuant to Article VI to service, administer and collect Pool Receivables.

         "COLLECTION AGENT FEE" has the meaning specified in Section 6.06.

         "COMMITMENT" means (i) for all Secondary Purchasers in the aggregate an amount equal to $750,000000 initially, or such lesser amount as shall reflect any reduction pursuant to Section 2.01(b) and (ii) for each Secondary Purchaser, its Pro Rata Share of such aggregate amount. References to the unused portion of the Commitment shall mean, at any time, the Commitment in effect at such time, less the sum of the Total Aggregate Capital under this Agreement and the "Total Aggregate Capital" under the Primary Purchase Agreement.

         "EURODOLLAR RESERVE PERCENTAGE" for any Secondary Purchaser and for any Fixed Period means the reserve percentage applicable to such Secondary Purchaser under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or, if more than one such percentage shall be so applicable, the weighted daily averages of such percentages for those days in such Fixed Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement of such Secondary Purchaser (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities consisting of or including Eurocurrency liabilities (as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time) having a term equal to such Fixed Period.

         "EVENT OF TERMINATION" has the meaning specified in Article VII.

         "EXPIRATION DATE" has the meaning specified in Section 2.01(i).

         "FACILITY TERMINATION DATE" means the earliest to occur of (i) the Expiration Date, as determined pursuant to Section 2.01(i), (ii) the date of the occurrence of an Event of Termination under Section 7.01(i), (iii) the date the Facility Termination Date is declared pursuant to Section 7.01 or (iv) the date the Commitment is reduced or falls to zero.

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

         "INVESTOR RATE" for any Settlement Period for any Receivable Interest means:

         (a) a rate equal to the weighted average of the Adjusted LIBOR Rates for the Fixed Periods occurring within such Settlement Period or portion thereof, plus 1.25%, notified to the Seller and the Collection Agent by the Secondary Purchaser on the first day of each of such Fixed Periods, or such other rate as such Secondary Purchaser and the Seller shall agree to in writing.

         (b) if such Receivable Interest is acquired by the Secondary Purchaser pursuant to Section 2.01(d) hereof, with respect to each day during such Settlement Period which is either the first, second or third day immediately following the day notice is given by the Related Purchaser of the assignment of such Receivable Interest, the Base Rate in effect for such day.

         (c) if during any Settlement Period more than one of the above-mentioned rates shall be applicable, then the "Investor Rate" for such Settlement Period shall be the daily weighted average of such applicable rates.

         "LIQUIDATION FEE" means, for any Secondary Purchaser and for any Settlement Period during which a Liquidation Day occurs, the amount, if any, by which (i) the additional Yield (calculated without taking into account any Liquidation Fee or any shortened duration of a Fixed Period pursuant to clause
(ii) of the definition thereof) which would have accrued during the remainder of such Settlement Period on all reductions of Capital of the Receivable Interest during such Settlement Period exceeds (ii) the income received by such Secondary Purchaser's investing the proceeds of such reductions of Capital.

         "LIQUIDATION YIELD" means, for any Receivable Interest on any date, an amount equal to the product of (1) the Capital of such Receivable Interest on such date, (2) the Adjusted LIBOR Rate for such Receivable Interest for a 30-day Fixed Period to commence on such date multiplied by 1.3 and (3) a fraction having the sum of the Average Maturity plus the Collection Delay Period (each as in effect at such date) as its numerator and 360 as its denominator.

         "ORIGINATOR" means Georgia-Pacific and any direct or indirect Subsidiary of Georgia-Pacific party to a Transfer Agreement and approved by the Purchasers (as of the date hereof being those Subsidiaries specified on Schedule V of the Primary Purchase Agreement).

         "POTENTIAL TERMINATION EVENT" means an event which, with the passage of time or notice or both, would constitute an Event of Termination.

         "PRIMARY PURCHASE AGREEMENT" means that certain Amended and Restated Receivables Purchase Agreement dated as of October 13, 1999 among the Seller, the Purchasers and the Administrative Agent, as the same may, from time to time, be amended, modified or supplemented.

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         "PRO RATA SHARE" means, for each Secondary Purchaser, the "Pro Rata
Share" of the Related Purchaser under the Primary Purchase Agreement.

         "PURCHASE" has the meaning specified in Section 2.01(a).

         "REFERENCE BANKS" means CIBC, Citibank and Bank One, or such other banks as the Secondary Purchasers shall designate with the consent of the Seller.

         "RELATED PURCHASER" means, with respect to each Secondary Purchaser set forth below, the Person set forth opposite its name.

                  CIBC                      ASCC
                  Citibank                  CAFCO
                  Bank One                  Falcon

         "REQUIRED SECONDARY PURCHASERS" means, at a particular time, Secondary Purchasers the aggregate Commitment of which equals at least 66.666666% of the overall Commitment; provided, that the Commitment for any Purchaser that has breached a material provision of this Agreement shall be zero for so long as such breach has not been cured.

         "SUBSIDIARY" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors (or others performing a comparable function) of such corporation is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "TOTAL AGGREGATE CAPITAL" means, at any time of determination, the sum of the Aggregate Capital for the Secondary Purchasers.

         "UNUSED COMMITMENT" means, with respect to any Secondary Purchaser, the Commitment of such Secondary Purchaser less the Aggregate Capital of such Secondary Purchaser and the "Aggregate Capital" of the Related Purchaser under the Primary Purchase Agreement.

         "YIELD" means for each Receivable Interest for any Settlement Period

                                     IR x C x ED + LF
                                              --
                                              360

         where:

                  C     =     the daily average (calculated at the close of
                              business each day) Capital of such Receivable
                              Interest during such Settlement Period

                  IR    =     Investor Rate for such Receivable Interest
                              for such Settlement Period

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                  ED    =     the actual number of days elapsed during
                              such Settlement Period

                  LF    =     the Liquidation Fee, if any, for such
                              Receivable Interest for such Settlement
                              Period;

provided, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield for any Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

         SECTION 1.02 Defined Terms Incorporated by Reference. Unless otherwise defined in this Agreement and subject to the modifications herein set forth, capitalized terms used in this Agreement or in any provisions of the Primary Purchase Agreement incorporated in this Agreement by reference shall have the meanings given to them in the Primary Purchase Agreement. Without limiting the foregoing, the defined terms "Concentration Bank", "Concentration Notice", "Consent and Acknowledgement", "Credit and Collection Policy", "Default Ratio", "Depositary Bank", "Depositary Notice", "Investor Report", "Lock-Box Agreement", "Lock-Box Bank", "Originator" and "Transfer Agreement" are hereby incorporated by reference together with the related Schedule III, Exhibit G, Exhibit E,
Schedule IV, Schedule VII, Schedule II, Exhibit F Exhibit A, Exhibit B, Schedule I, Schedule V and Exhibit C, respectively, of the Primary Purchase Agreement, as well as Schedule VI thereto. All references to "the Administrative Agent" in provisions of the Primary Purchase Agreement incorporated in this Agreement by reference shall, without further reference, mean CIBC as Administrative Agent under this Agreement. Each use of the word "hereunder", "herein" or "hereof" in the provisions of the Primary Purchase Agreement incorporated in this Agreement by reference shall, without further reference, be deemed to be a reference to this Agreement. Unless the context otherwise requires, any reference to a "Purchaser", the "Required Purchasers" or the "Purchasers" under the Primary Purchase Agreement shall be deemed to be a reference to a "Secondary Purchaser", the "Required Secondary Purchasers" or the "Secondary Purchasers" hereunder. Furthermore, all references in such incorporated provisions to "Collections", "Contract", "Net Receivables Pool Balance", "Pool Receivable", "Receivables Pool" and "Related Security" shall mean the Collections, a Contract, the Net Receivables Pool Balance, a Pool Receivable, the Receivables Pool and the Related Security under this Agreement, respectively. To the extent any word or phrase is defined in this Agreement, any such word or phrase appearing in provisions so incorporated by reference from the Primary Purchase Agreement shall have the meaning given to it in this Agreement. The incorporation by reference into this Agreement from the Primary Purchase Agreement is for convenience only, and this Agreement and the Primary Purchase Agreement shall at all times be, and be treated as, separate and distinct agreements. Incorporations by reference in this Agreement from the Primary Purchase Agreement shall not be affected or impaired by any subsequent expiration or termination of the Primary Purchase Agreement, nor by any amendment thereof or waiver thereunder unless the parties hereto shall have consented to such amendment or waiver in writing.

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

         SECTION 1.03 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                  ARTICLE II.
                       AMOUNTS AND TERMS OF THE PURCHASES

         SECTION 2.01 Purchase Facility.

         (a) On the terms and conditions hereinafter set forth, each Secondary Purchaser shall purchase Receivable Interests from the Seller from time to time during the period from the date hereof to the Facility Termination Date. Under no circumstances shall a Secondary Purchaser make any Purchase if after giving effect to such Purchase, such Secondary Purchaser's Aggregate Capital, together with the Related Purchaser's "Aggregate Capital" under the Primary Purchase Agreement, would exceed such Secondary Purchaser's Commitment. Notwithstanding anything to the contrary contained herein, until such time as the parties expressly agree, all Purchases of Receivable Interests hereunder and under the Primary Purchase Agreement shall be made with respect to a single Receivables Pool.

         (b) The Seller may, upon at least five Business Days' notice to the Administrative Agent and the Secondary Purchasers, terminate in whole or reduce in part the unused portion of the Commitment; provided, that each partial reduction shall be in the amount of at least $5,000,000 or an integral multiple thereof and shall be applied pro rata among the Secondary Purchasers according to their Pro Rata Shares; provided, further, that any partial reduction of the Commitment for any Secondary Purchaser must not result in a remaining Commitment of less than $25,000,000 or the Commitment for such Secondary Purchaser shall be reduced to zero. Any reductions in the Commitment pursuant to this subsection
(b) shall be permanent.

         (c) The Seller may, upon at least five Business Days' written notice to the Administrative Agent and the Secondary Purchasers specifying an Optional Reduction Amount and an Optional Reduction Effective Date, effect an Optional Reduction. Commencing on the Optional Reduction Effective Date, the Collection Agent shall cease the reinvestment of Collections for a period of time such that after giving effect to the amount of Collections which are not reinvested in accordance with the provisions of Section 2.04(b)(ii), the amount of Total Aggregate Capital on the day immediately preceding the Optional Reduction Effective Date is reduced by an amount equal to the Optional Reduction Amount. Any Optional Reduction under this subsection (c) shall be applied pro rata among the Secondary Purchasers according to their Pro Rata Shares. The Seller shall indemnify any Secondary Purchaser for all losses, expenses and liabilities, if any (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds required by any Secondary Purchaser in connection with such Secondary Purchaser's funding or maintenance of the Receivable Interests), which such Secondary Purchaser may sustain as a result of any Optional Reduction pursuant to this subsection (c).

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         (d) The Secondary Purchasers recognize and agree that their respective
Pro Rata Shares shall be reallocated in accordance with any reallocation of the "Pro Rata Shares" of the Purchasers under the Primary Purchase Agreement. If, as a result of any reallocation, a Secondary Purchaser's Aggregate Capital exceeds its Pro Rata Share (as reallocated) of the Commitment, such Secondary Purchaser shall transfer a Receivable Interest or Receivables Interest computed on the basis of such excess Capital to the Secondary Purchaser or Secondary Purchasers whose Pro Rata Share has increased as a result of such reallocation in exchange for a cash payment in an amount equal to the aggregate Capital of the Receivable Interests so transferred.

         (e) The Seller may, upon thirty days' prior written notice to the Administrative Agent and the Secondary Purchasers and the written signed consent of the Administrative Agent and the Secondary Purchasers, cease purchasing Receivables from any Originator, and after the Seller ceases purchasing Receivables from such Originator, such Originator shall no longer have the obligations of an Originator for all purposes of this Agreement other than with respect to those obligations which are expressly intended to survive the termination of this Agreement, including, without limitation, the indemnities contained in Section 8.01 as incorporated by reference in the Consent and Acknowledgement to which such Originator is a party. If, as a result of the Seller's decision to cease purchasing Receivables from any Originator, the Required Secondary Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) are no longer reasonable or protective, the Required Secondary Purchasers may modify the provisions of such Section 7.01(j) with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

         (f) The Seller may, upon thirty days' prior written notice to the Administrative Agent and the Secondary Purchasers and the written signed consent of the Administrative Agent and the Secondary Purchasers (which consent shall not be unreasonably withheld or delayed), cease purchasing from any Originator all Receivables generated by any division of such Originator (an "Originator Division"), and after the Seller ceases purchasing from such Originator Division, all Receivables generated by such Originator Division, any agreement arising thereafter between such Originator and an Obligor pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or services provided by such Originator Division, shall not be a "Contract" for purposes of this Agreement; provided, that any Contract generated by such Originator Division prior to the date the Seller ceases purchasing such Originator Division's Receivables shall remain a "Contract" under this Agreement. If, as a result of the Seller's decision to cease purchasing from any Originator all Receivables generated by an Originator Division pursuant to this
Section 2.01(f), the Required Secondary Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) are no longer reasonable or protective, the Required Secondary Purchasers may modify the provisions of such Section 7.01(j) with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

         (g) The Seller may, upon ninety days' prior written notice to the Administrative Agent and the Secondary Purchasers and the written signed consent of the Administrative Agent and the Secondary Purchasers, commence purchasing from any Originator all Receivables generated by any Originator Division, and after the Seller commences purchasing from such Originator all Receivables generated by such Originator Division, all related agreements between the Originator and an Obligor pursuant to or under which such Obligor shall be obligated to pay for merchandise, insurance or service provided by such Originator Division shall be "Contracts" for purposes of this Agreement. If, as a result of the Seller's decision to commence purchasing from any Originator all Receivables generated by an Originator Division pursuant to this Section 2.01(g), the Required Secondary Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) are no longer reasonable or protective, the Required Secondary Purchasers may modify the provisions of such Section 7.01(j) with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

         (h) If Georgia-Pacific sells or otherwise conveys or disposes of the stock of any Originator, upon the effective date of such sale, such Originator shall no longer be an Originator under the Primary Purchase Agreement; provided, that if the Required Secondary Purchasers determine, in their sole discretion, that the Events of Termination in Section 7.01(j) are no longer reasonable or protective as a result of such sale, the Required Secondary Purchasers may modify the provisions of such Section 7.01(j) with the consent of the Seller (which consent shall not be unreasonably withheld or delayed).

         (i) The Expiration Date shall be 364 days from the date hereof; provided, that the Expiration Date may be extended for an additional 364-day period at the end of each 364-day period from the date hereof if the Seller gives each Secondary Purchaser written notice not later than 90 days prior to each such period (beginning with the first such period) and each Secondary Purchaser provides the Seller with its written consent to such extension not later than 60 days after receipt of the Seller's notice; provided, however, that such extension of the Expiration Date shall not occur unless each Purchaser consents to similarly extend the "Facility Termination Date" of the Primary Purchase Agreement.

         SECTION 2.02 Making Purchases.

         (a) Each Purchase shall be made on at least three Business Days' notice from the Seller to each Secondary Purchaser. Each such notice shall specify (i) the amount requested to be paid to the Seller (which shall not be less than $5,000,000), and (ii) the date of such Purchase (which shall be a Business Day). Any notice from the Seller to a Related Purchaser to make a "Purchase" under the Primary Purchase Agreement shall be deemed to satisfy the notice provisions hereof. No Secondary Purchaser shall be responsible for any failure by any other Secondary Purchaser to perform its obligations to make a Purchase hereunder nor shall the Commitment of any Secondary Purchaser be increased or decreased as a result of such failure.

         (b) On the date of each Purchase, each Secondary Purchaser shall, upon satisfaction of the applicable conditions set forth in Section 3.01 and Section 3.02, make available to the Seller in same day funds, at the Seller's account with Bank One, account number 10-31343, an amount equal to the initial Capital of such Receivable Interest purchased by such Secondary Purchaser. Each notice given by the Seller pursuant to

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

subsection (a) above (other than a notice given under the Primary Purchase Agreement which is deemed to be notice hereunder) shall be irrevocable and binding on the Seller and the Seller shall indemnify each Secondary Purchaser against any loss or expense incurred by such Secondary Purchaser as a result of any failure by the Seller to accept the amount requested to be paid by such Secondary Purchaser, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by such Secondary Purchaser by reason of the liquidation or reemployment of funds acquired or requested by such Secondary Purchaser to fund such requested amount.

         (c) Each Secondary Purchaser hereby agrees that it may, in its sole discretion, subject to the satisfaction of the applicable conditions set forth in Section 3.01 and Section 3.02 hereof and upon the request of such Secondary Purchaser's Related Purchaser, acquire by assignment from such Related Purchaser any "Receivable Interest" owned and maintained by such Related Purchaser under the Primary Purchase Agreement. The Seller hereby agrees that each such acquisition, if any, shall be considered to be a Purchase requested by the Seller for all purposes hereunder other than with respect to the obligation of the Secondary Purchasers to deliver funds to the Seller in respect of such acquisition and with respect to the requirement of three Business Days' notice of a Purchase being given by the Seller. The Seller hereby acknowledges that the Secondary Purchasers may provide Liquidity Facilities to such Secondary Purchaser's Related Purchaser and nothing in this Section 2.02(c) shall preclude the assignment by a Purchaser to such Secondary Purchaser under a Liquidity Facility of any such "Receivable Interest" in accordance with the terms and conditions thereof.

         SECTION 2.03 Incorporation by Reference. Section 2.03 of the Primary Purchase Agreement is hereby incorporated herein by reference, except that each reference therein to the "Reinvestment Termination Date" shall be deemed to be a reference to the "Facility Termination Date".

         SECTION 2.04 Incorporation by Reference. Section 2.04 of the Primary Purchase Agreement is hereby incorporated herein by reference.

         SECTION 2.05 Fees. The Seller shall pay to the Secondary Purchasers fees in the amounts and at the times specified in the Fee Letter.

         (a) The Collection Agent (if other than the Seller) shall be paid a Collection Agent Fee as set forth in Section 6.06 hereof.

         (b) The Seller shall pay to the Administrative Agent a fee as separately agreed between the Seller and the Administrative Agent.

         SECTION 2.06 Incorporation by Reference. Section 2.06 of the Primary Purchase Agreement is hereby incorporated herein by reference.

         SECTION 2.07 Incorporation by Reference. Section 2.07 of the Primary Purchase Agreement is hereby incorporated herein by reference.

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         SECTION 2.08 Yield Protection.

         (a) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, including Regulation D of the Board of Governors of the Federal Reserve System, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Secondary Purchaser or any Person controlling any Secondary Purchaser, or any permitted assignee under this Agreement (each of which being an "Affected Party") with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency,

               (A) shall subject an Affected Party to any tax (except for taxes on the overall net income of such Affected Party), duty or other charge with respect to the Receivable Interests or any right to make purchases, or shall change the basis of taxation of payments to an Affected Party of its Capital or Yield or any other amounts due under this Agreement in respect of its Capital or its rights, if any, to make purchases; or

               (B) shall impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Yield), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party; or

               (C) shall impose any other condition affecting the Receivable Interests or the Secondary Purchaser's rights, if any, to make purchases;

and the result of any of the foregoing is (i) to increase the cost to, or, in the case of Regulation D referred to above, to impose a cost on an Affected Party funding or making or maintaining any Receivable Interest, or (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement with respect thereto, then within ten days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered.

         (b) If an Affected Party shall reasonably determine that the adoption of any applicable law, rule, regulation, directive or guideline regarding capital adequacy, or any change in or phase-in of any applicable law, rule, regulation, directive or guideline or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by an Affected Party with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, within ten days after demand by such Affected Party, the Seller shall pay to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

         (c) Each Affected Party will promptly notify the Seller of any event of which it has knowledge occurring after the date hereof which will entitle such Affected Party to compensation pursuant to this Section 2.08. If an Affected Party fails to give such notice within 90 days after it obtains actual knowledge of such event and such result, such Affected Party shall be entitled to compensation pursuant to this Section 2.08 only to the extent such additional amount or reduction accrues on or after the date 90 days prior to the date on which such Affected Party gives such notice.

         (d) In determining any amount provided for in this Section 2.08, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.08 shall submit to the Seller a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error; provided, that the failure to deliver any such certificate shall not affect the Affected Party's right to payment hereunder unless notice as required by Section 2.08(c) has not been given.

         SECTION 2.09 Incorporation by Reference. Section 2.09 of the Primary Purchase Agreement is hereby incorporated herein by reference.

         SECTION 2.10 Incorporation by Reference. Section 2.10 of the Primary Purchase Agreement is hereby incorporated herein by reference.

                                  ARTICLE III.
                             CONDITIONS OF PURCHASES

         SECTION 3.01 Conditions Precedent to Initial Purchase. The initial Purchase of Receivable Interests under this Agreement is subject to the conditions precedent that the Secondary Purchasers shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date and in form and substance satisfactory to the Secondary Purchasers and the Administrative Agent:

         (a) Certificates of the Secretary or Assistant Secretary of the Seller and each Originator certifying the names and true signatures of their respective officers authorized to sign this Agreement, the Certificates and the other documents to be delivered by them hereunder or in connection herewith, evidence of corporate authorization of the transactions contemplated hereby, the articles of incorporation (attached and appropriately certified by the Secretary of State of the Seller's and each Originator's jurisdiction of incorporation) and the by-laws and all amendments thereto of the Seller and each Originator.

         (b) Executed financing statements (including any assignments of and amendments to financing statements previously filed), to be filed on or before the date of such initial Purchase under the UCC of all jurisdictions that the Secondary Purchasers or the Administrative Agent may deem necessary or desirable in order (i) to perfect the ownership interests contemplated by this Agreement and (ii) to perfect the ownership interests of the Seller in the receivables purchased by the Seller from the Originators pursuant to the Transfer Agreements.

         (c) Executed UCC termination statements, if any, necessary to release all security interests and other rights of any Person (other than the Purchasers and the Secondary Purchasers) in the Receivables, Contracts or Related Security previously granted by the Seller or any Originator.

         (d) Evidence (including Uniform Commercial Code search reports) that all Receivables and all proceeds thereof are free and clear of liens, security interests, claims and encumbrances other than those held by the Purchasers and the Secondary Purchasers.

         (e) An executed Transfer Agreement and Consent and Acknowledgment from each Originator.

         (f) [Notices, in form and substance satisfactory to the Secondary Purchasers, to the Lock-Box Banks with respect to the interest of the Purchasers in the Receivables.]

         SECTION 3.02 Conditions Subsequent. The Seller shall, no later than November 1, 1999, deliver to the Secondary Purchasers and the Administrative
Agent:

         (a) A favorable opinion of Troutman Sanders LLP, counsel for the Seller and the Originators, in form and substance reasonably satisfactory to the Secondary Purchasers.

         (b) A favorable opinion of local counsel for each Originator, in form and substance reasonably satisfactory to the Secondary Purchasers.

         SECTION 3.03 Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase and each acceptance of an assignment pursuant to Section 2.02(c) hereof) and each reinvestment shall be subject to the further conditions precedent that (a) in the case of each Purchase, the Collection Agent shall have delivered to the Secondary Purchasers and the Administrative Agent on or prior to the date of such Purchase, in form and substance satisfactory to the Secondary Purchasers, all Investor Reports as and when due under Section 6.02(g) and, on or prior to the date of the initial Purchase, an Investor Report containing then current information acceptable to the Secondary Purchasers, and (b) on the date of each Purchase or reinvestment, the following statements shall be true (and acceptance of the proceeds of such Purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

         (i) the representations and warranties contained in Article IV are correct on and as of the date of such Purchase or reinvestment as though made on and as of such date,

         (ii) no event has occurred and is continuing, or would result from such Purchase or reinvestment, that constitutes an Event of Termination or a Potential Termination Event,

         (iii) the Facility Termination Date shall not have occurred,

         (iv) the Internal Revenue Service shall not have filed a notice of lien pursuant to Section 6323 of the Code with regard to any assets of the Seller or any Originator, and the Pension Benefit Guaranty Corporation shall not have filed a notice of lien pursuant to Section 4068 of ERISA with regard to any assets of the Seller or any Originator, unless such liens (1) have been suspended or (2) are being contested in good faith by the Seller or such Originator and have been bonded in the full amount thereof; provided, however, that with respect to any Originator, the amount of such lien shall be greater than $50,000,000, and

         (v) the Related Purchaser shall have failed to make a "Purchase" of like amount, term and tenor which was requested by the Seller, or shall have ceased to make reinvestments, in either case under the Primary Purchase Agreement, and (c) the Secondary Purchasers shall have received such other approvals, opinions or documents as they may reasonably request.

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01 Incorporation by Reference. Article IV of the Primary Purchase Agreement is hereby incorporated herein by reference, except that each reference to the "Secondary Purchase Agreement" shall be deemed to be a reference to the "Primary Purchase Agreement."

                                   ARTICLE V.
                                   COVENANTS

         SECTION 5.01 Incorporation by Reference. Article V of the Primary Purchase Agreement is hereby incorporated herein by reference, except that each reference therein to the "Secondary Purchase Agreement" shall be deemed to be a reference to the "Primary Purchase Agreement."

                                  ARTICLE VI.
                          ADMINISTRATION AND COLLECTION

         SECTION 6.01 Designation of Collection Agent. The administration and collection of the Pool Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this
Section 6.01. Georgia-Pacific is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms of this Agreement. The Secondary Purchasers may at any time designate as Collection Agent any Person (including a Secondary Purchaser or a Purchaser) to succeed Georgia-Pacific or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. Unless the Required Secondary Purchasers determine in their sole discretion that it would be impractical or inadvisable to do so, the Secondary Purchasers shall give the Seller and the Collection Agent at least five Business Days' notice of any such designation. The Collection Agent may, with the prior consent of the Secondary Purchasers, subcontract with any other Person for the administration and collection of all or a significant portion of the Pool Receivables; provided, that the Collection Agent may, so long as it is the Seller, subcontract with an Originator for the administration and collection of the Pool Receivables without the consent of the Secondary Purchasers; provided, further, that Georgia-Pacific may, without the consent of the Secondary Purchasers, subcontract with any other Person for the administration and collection of Pool Receivables as authorized by the Credit and Collection Policy. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

         SECTION 6.02 Duties of Collection Agent.

         (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Seller, each Secondary Purchaser and the Administrative Agent hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01 hereof, as agent for itself and for the owners of Receivable Interests to enforce their respective rights and interests in the Pool Receivables, the Related Security and the related Contracts.

         (b) The Collection Agent shall administer the Collections in accordance with the procedures described herein and in Section 2.04. The Collection Agent shall set aside and hold in trust for the account of the Seller and each Secondary Purchaser, their respective shares of the Collections of Pool Receivables in accordance with Section 2.04 but shall not be required, except either upon the request of the Administrative Agent acting at the direction of the Required Secondary Purchasers or upon the occurrence and during the continuance of an Event of Termination or a Potential Termination Event, to segregate the funds constituting each Secondary Purchaser's share of such Collections from the general funds of the Collection Agent or the Seller prior to the remittance thereof in accordance with Section 2.04. If the Collection Agent shall be required to segregate Collections pursuant to the proceeding sentence, the Collection Agent shall segregate and deposit with a bank (which may be CIBC, Citibank or Bank

One) designated by each Secondary Purchaser such allocable share of Collections of Pool Receivables set aside for such Secondary Purchaser on the first Business Day following receipt by the Collection Agent of such Collections.

         (c) If no Event of Termination or Potential Termination Event shall have occurred, the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Receivable as the Collection Agent deems appropriate to maximize Collections in respect thereof; provided, that the extension or adjustment by the Collection Agent of a Receivable which is a Defaulted Receivable or a Delinquent Receivable shall not change the status of such Receivable for purposes of this Agreement.

         (d) The Collection Agent shall hold in trust for the Seller and the Secondary Purchasers, in accordance with their respective interests, all Records that evidence or relate to Pool Receivables and shall, as soon as practicable upon demand of the Administrative Agent acting at the direction of the Required Secondary Purchasers, deliver or make available to the Administrative Agent all Records in its possession which evidence or relate to Pool Receivables.

         (e) The Collection Agent, shall as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Pool Receivables representing the Seller's undivided fractional ownership interest therein, less all reasonable out-of-pocket costs and expenses of the Collection Agent of servicing, administering and collecting the Pool Receivables to the extent not covered by the Collection Agent Fee received by it, and (ii) any cash collections or other cash proceeds received with respect to Receivables not constituting Pool Receivables.

         (f) The Collection Agent shall, from time to time at the request of a Secondary Purchaser, furnish to such Secondary Purchaser (promptly after any such request) a calculation of the amounts set aside for such Secondary Purchaser pursuant to Section 2.04 hereof.

         (g) On or prior to each Investor Report Date, the Collection Agent shall prepare and forward to each Secondary Purchaser and the Administrative Agent (i) an Investor Report relating to each Receivable Interest outstanding on the immediately preceding Settlement Date, and (ii) if requested by a Secondary Purchaser, a listing by Obligor of all Pool Receivables outstanding on such Settlement Date, together with an analysis of the aging of such Pool Receivables by Obligor and such additional information as may be reasonably requested by such Secondary Purchaser. Prior to the occurrence of an Event of Termination or a Potential Termination Event, the Collection Agent will use its best efforts to provide the Secondary Purchasers and the Administrative Agent with the information in clauses (i) and (ii) above on a more frequent basis if reasonably requested by the Required Secondary Purchasers. Following an Event of Termination or a Potential Termination Event, the Collection Agent will provide the Secondary Purchasers and the Administrative Agent with the information in clauses (i) and (ii) above on a more frequent basis if required by the Required Secondary Purchasers.

         (h) The Collection Agent will, to the extent permitted by applicable law and with respect to any amount not paid by the Collection Agent when required to be paid hereunder, pay on demand interest to each Secondary Purchaser at a rate per annum equal to 2% above the Base Rate, provided, however, that such interest rate will not at any time exceed the maximum rate permitted by applicable law.

         (i) The Collection Agent's authorization under this Agreement will terminate after the Facility Termination Date, upon payment in full of all amounts payable to the Secondary Purchasers and the Collection Agent under this Agreement.

         SECTION 6.03 Rights of the Administrative Agent.

         (a) Upon five days notice to the Seller, unless the Required Secondary Purchasers determine in their sole discretion that it would be impracticable or inadvisable to give such notice, the Administrative Agent at the direction of the Required Secondary Purchasers is authorized at any time to date and to deliver to the Lock-Box Banks, the Lock-Box Notices, to the Depositary Banks, the Depositary Notices and to the Concentration Banks, the Concentration Notices delivered hereunder. The Seller hereby transfers to the Administrative Agent, effective when the Administrative Agent delivers such Lock-Box Notices, such Depositary Notices or such Concentration Notices, as the case may be, the exclusive ownership and control of such Lock-Box Accounts, such Depositary Accounts or such Concentration Accounts. The Seller shall, and shall cause each Originator to, take any actions reasonably requested by the Administrative Agent to effect such transfer. In case any authorized signatory of the Seller or any Originator whose signature appears on a Lock-Box Notice, a Depositary Notice or a Concentration Notice shall cease to have such authority before the delivery of such Lock-Box Notice, such Depositary Notice or a Concentration Notice, such signature shall nevertheless be valid as if such authority had remained in force. The Administrative Agent at the direction of the Required Secondary Purchasers may notify the Obligors of Pool Receivables, at any time and at the Seller's expense, of the ownership of Receivable Interests under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. In furtherance of the foregoing, the Administrative Agent shall, upon the direction of the Required Secondary Purchasers, be entitled to take all such actions as it deems necessary or advisable to exercise dominion and control over the collection and servicing of the Pool Receivables including such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Pool Receivables to come into the possession of the Administrative Agent rather than the Seller. Unless the Required Secondary Purchasers determine in their sole discretion that it would be impractical or inadvisable to do so, the Secondary Purchasers must give the Seller five days prior notice of any such action.

         (b) At any time following the designation of a Collection Agent other than Georgia-Pacific pursuant to Section 6.01:

                  (i) The Administrative Agent may, and at the direction of the Required Secondary Purchasers shall, direct the Obligors of Pool Receivables that all payments thereunder be made directly to the Administrative Agent or its designee.

                  (ii) The Seller shall, and shall cause each Originator to, at the Administrative Agent's request and at the expense of the Seller and the Originators, notify each Obligor of Pool Receivables of the ownership of Receivable Interests under this Agreement and direct that payments be made directly to the Administrative Agent or a designee of the Administrative Agent approved by the Required Secondary Purchasers.

                  (iii) The Seller shall, and shall cause each Originator to, at the Administrative Agent's request (which shall be at the direction of the Required Secondary Purchasers) and at the expense of the Seller and the Originators, (A) assemble all of the Records that evidence or relate to the Pool Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Pool Receivables, and shall make the same available to the Administrative Agent or its designee, at a place selected by the Administrative Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Administrative Agent and the Required Secondary Purchasers and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

                  (iv) The Seller hereby authorizes the Administrative Agent to take any and all steps in the Seller's name and on behalf of the Seller that are necessary or desirable, in the determination of the Administrative Agent and the Required Secondary Purchasers, to collect amounts due under the Pool Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Pool Receivables and enforcing the Pool Receivables and the Related Security and related Contracts.

         SECTION 6.04 Responsibilities of the Seller. Anything herein to the contrary notwithstanding:

         (a) The Seller shall, and shall cause each Originator to, perform its obligations under the Contracts related to the Pool Receivables to the same extent as if Receivable Interests and Receivables had not been sold and the exercise by the Administrative Agent and by the Secondary Purchasers of their rights hereunder shall not release the Collection Agent, the Seller or any Originator from any of their duties or obligations with respect to any Pool Receivables or under the related Contracts; and

         (b) Neither the Administrative Agent nor the Secondary Purchasers shall have any obligation or liability with respect to any Pool Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller or any Originator thereunder.

         SECTION 6.05 Further Actions Evidencing Purchases.

         (a) The Seller shall, and shall cause each Originator to, from time to time, at their expense, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Administrative Agent or any Secondary Purchaser may reasonably request, to perfect, protect or more fully evidence the Receivable Interests purchased hereunder, or to enable any Secondary Purchaser or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder. Without limiting the foregoing, the Seller and each Originator will upon the request of any Secondary Purchaser or the Administrative Agent (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that any Secondary Purchaser or the Administrative Agent may reasonably request, to perfect, protect or evidence such Receivable Interests; (ii) mark conspicuously each invoice evidencing each Pool Receivable and the related Contract with a legend, acceptable to the Secondary Purchasers, evidencing that Receivable Interests therein have been sold; and (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Secondary Purchasers, evidencing that Receivable Interests therein have been sold; provided that the actions specified in clauses (ii) and
(iii) may be directed by the Required Secondary Purchasers or the Administrative Agent only upon the occurrence of an Event of Termination or a Potential Termination Event.

         (b) The Seller authorizes the Administrative Agent to file financing or continuation statements, and amendments thereto, relating to the Pool Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

         (c) If the Collection Agent fails to perform any of its obligations hereunder, any Secondary Purchaser or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and such Secondary Purchaser's or the Administrative Agent's costs and expenses incurred in connection therewith shall be payable by the Seller (if the Collection Agent that fails to so perform is Georgia-Pacific or an Affiliate thereof) as provided in Section 8.01 or Section 9.04, as applicable.

         SECTION 6.06 Collection Agent Fee. The Collection Agent shall be paid a collection fee (the "Collection Agent Fee") of 1% per annum on the average daily amount of the Total Aggregate Capital payable monthly in arrears on each Settlement Date. The Collection Agent Fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Section 2.04. Notwithstanding anything contained in this Section 6.06 to the contrary, the Collection Agent Fee payable hereunder shall be reduced to the extent and in the amount of the "Collection Agent Fee" paid to the Collection Agent under the Primary Purchase Agreement.

                                  ARTICLE VII.
                              EVENTS OF TERMINATION

         SECTION 7.01 Incorporation by Reference; Additional Events of Termination. If any of the events specified in subsection (a) or subsection (b) below ("Events of Termination") shall occur and be continuing:

         (a) The text set forth in Sections 7.01(a) through (q) of the Primary Purchase Agreement is incorporated herein by reference as if set forth herein in its entirety, except that each reference to the "Secondary Purchase Agreement" shall be deemed to be a reference to the "Primary Purchase Agreement", each use of the word "hereunder", "hereof" or "herein" shall be deemed to be a reference to this Agreement and any reference to a "Purchaser", the "Required Purchasers" or the "Purchasers" shall be deemed to be a reference to a "Secondary Purchaser", the "Required Secondary Purchasers" or the "Secondary Purchasers"); or

         (b) the occurrence or declaration of an "Event of Termination" under the Primary Purchase Agreement, unless cured or waived;

then, and in any such event, at the direction of the Required Secondary Purchasers, the Administrative Agent shall, by notice to the Seller, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred), and (y) designate another Person to succeed Georgia-Pacific as the Collection Agent, subject to the approval of the Secondary Purchasers; provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in subsection (i) of this Section 7.01, the Facility Termination Date shall occur. Upon any such declaration or designation or upon any such automatic termination,
(i) each Receivables Pool shall be fixed as of the Business Day immediately preceding the Facility Termination Date and the Collection Agent shall prepare and forward to each Secondary Purchaser and the Administrative Agent, within one Business Day after the Facility Termination Date, an Investor Report relating to each Receivable Interest outstanding on the Business Day immediately preceding the Facility Termination Date, and (ii) the Secondary Purchasers and the Administrative Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         SECTION 8.01 Indemnities by the Seller. Without limiting any other rights that the Administrative Agent or the Secondary Purchasers or any Affiliate thereof and their respective officers, directors, employees and agents (each, an "Indemnified Party") may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys fees and expenses) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Receivable Interests or in respect of any Receivable or any Contract, excluding, however,
(a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse for uncollectible Receivables (except to the extent the Buyer has recourse against the Seller with respect to such Receivable on grounds other than the noncollectability of the Receivable) or (c) except as set forth below, any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Contract. Without limitation of the generality of the foregoing, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

                  (i) the creation of a Receivable Interest in any Pool Receivable which is not at the date of the creation of such Receivable Interest an Eligible Receivable;

                  (ii) reliance on any representation or warranty made or deemed made by the Seller or any Originator (or any of their respective Responsible Officers) or any statement made by any Responsible Officer of the Seller or any Originator under or in connection with this Agreement which shall have been incorrect when made;

                  (iii) the failure by the Seller or any Originator to comply with any applicable law, rule or regulation;

                  (iv) the failure to vest in a Secondary Purchaser an undivided percentage ownership interest, to the extent of such Secondary Purchaser's Receivable Interest, in the Receivables (including, without limitation, Receivables of Government Obligors) in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim other than as authorized hereunder;

                  (v) the failure to vest in the Seller all right, title and interest in the Receivables purchased by the Seller from any Originator pursuant to a Transfer Agreement, free and clear of any Adverse Claim other than as authorized hereunder;

                  (vi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction, or under applicable law with respect to the assignment of Receivables of Government Obligors or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

                  (vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (viii) any failure of the Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof), to perform their respective duties or obligations in accordance with the provisions of this Agreement;

                  (ix) any products liability claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                  (x) any loss incurred by any Secondary Purchaser as a result of the Outstanding Balance of all Pool Receivables from the same Obligor, expressed as a percentage of the aggregate Outstanding Balance of Eligible Receivables, being in excess of the Concentration Limit or, if applicable, Special Concentration Limit for such Obligor;

                  (xi) the commingling of Collections of Pool Receivables at any time with other funds;

                  (xii) any action or omission by the Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof), reducing or impairing the rights of a Secondary Purchaser with respect to any Pool Receivable or the value of any Pool Receivable, except in accordance with the Credit and Collection Policy;

                  (xiii) any failure of the Seller to give reasonably equivalent value to any Originator in consideration of the transfer by such Originator to the Seller of any Receivables, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

                  (xiv) any reductions in the amount of a Pool Receivable the Obligor of which is a Government Obligor, and the Related Security and Collections with respect thereto, as the result of appropriation by the government or the inability to collect any amount from a Government Obligor;

                  (xv) any inability to collect the full Outstanding Balance of a Pool Receivable which was entitled to an Administrative Priority as a result of the Obligor's bankruptcy and which was included as an Eligible Receivable as a result of such Administrative Priority;

                  (xvi) any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Receivable Interests or any Pool Receivable, Related Security or Contract or any other investigation, litigation or proceeding relating to the Seller or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (xvii) all losses, expenses and liabilities, if any (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Secondary Purchaser in connection with such Secondary Purchaser's funding or maintenance of the Receivable Interests) which such Secondary Purchaser may sustain as the result of the termination or reduction of any Receivable Interest or the failure by the Seller or the Collection Agent (if Georgia-Pacific or an Affiliate thereof) to make any payment of Capital when due;

                  (xviii) any inability to litigate any claim against any Obligor in respect of any Pool Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                  (xix) any Event of Termination described in clause (i) of
         SECTION 7.01;

                  (xx) a Year 2000 Problem with respect to hardware or software systems used by the Seller or the Collection Agent; or

                  (xxi) any loss incurred by any Secondary Purchaser on any Pool Receivable of a Government Obligor.

         SECTION 8.02 Contribution. If for any reason the indemnification provided above in SECTION 8.01 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                  ARTICLE IX.
                            THE ADMINISTRATIVE AGENT

         SECTION 9.01 Authorization and Action. Each Secondary Purchaser hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of any Secondary Purchaser, the Required Secondary Purchasers or all of the Secondary Purchasers (and all references in this Agreement to the "Secondary Purchasers" shall be deemed to mean "all of the Secondary Purchasers") as provided by this Agreement and such instructions shall be binding upon all parties hereto and all assignees of the Secondary Purchasers; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Secondary Purchaser prompt notice of each notice given to it by the Seller, or by it to the Seller, pursuant to the terms of this Agreement. The appointment and authority of the Administrative Agent hereunder shall terminate at the later to occur of (i) the payment to (A) each Secondary Purchaser of its Aggregate Capital, accrued and unpaid Yield and all other amounts due to such Secondary Purchaser hereunder and (B) the Administrative Agent of all amounts due hereunder and (ii) the Facility Termination Date.

         SECTION 9.02 UCC Filings. The Secondary Purchasers and the Seller expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the transfer of the Receivable Interests from the Seller to the Secondary Purchasers, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Secondary Purchasers and that such listing will not affect in any way the status of the Secondary Purchasers as the beneficial owners of the Receivable Interests. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with the provisions of this Article IX. In furtherance of the foregoing, each Secondary Purchaser shall be entitled to enforce its rights created under this Agreement without the need to conduct such enforcement through the Administrative Agent except as provided herein.

         SECTION 9.03 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Person and shall not be responsible to any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller, or of any Transfer Agreement on the part of the Seller or the Originator a party thereto, or to inspect the property (including the books and records) of the Seller or any Originator; (iv) shall not be responsible to any Secondary Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any Transfer Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 9.04 CIBC and Affiliates. With respect to any Pool Receivable owned by CIBC, CIBC shall have the same rights and powers under this Agreement and any document delivered pursuant hereto as would any Secondary Purchaser and may exercise the same as though it were not the Administrative Agent. CIBC and its Affiliates may generally engage in any kind of business with the Seller, any Originator or any Obligor and any of their respective Affiliates and any Person who may do business with or own securities of the Seller, any Originator or any Obligor or any of their respective Affiliates, all as if CIBC were not the Administrative Agent and without any duty to account therefor to any Secondary Purchaser.

         SECTION 9.05 Secondary Purchasers' Purchase Decisions. Each Secondary Purchaser acknowledges that it has, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Secondary Purchaser and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase undivided ownership interests in Pool Receivables hereunder. Each Secondary Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent, any of its Affiliates or any other Secondary Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

         SECTION 9.06 Indemnification. Each Secondary Purchaser agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller), ratably according to the ratio its Commitment bears to the aggregate Commitment of the Secondary Purchasers, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, provided that a Secondary Purchaser shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Secondary Purchaser agrees to reimburse the Administrative Agent, ratably according to the ratio its Commitment bears to the aggregate Commitment of the Secondary Purchasers, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Secondary Purchasers hereunder and are approved by the Secondary Purchasers and to the extent that the Administrative Agent is not reimbursed for such expenses by the Seller.

         SECTION 9.07 Successor Administrative Agent. The Administrative Agent may resign at any time by giving 30 days' written notice thereof to the Secondary Purchasers, the Seller, the Collection Agent and the Purchasers and may be removed at any time with or without cause by the Required Secondary Purchasers. Upon any such resignation or removal, the Secondary Purchasers shall have the right to appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Secondary Purchasers, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Secondary Purchasers' removal of the Administrative Agent, then Georgia-Pacific shall appoint a Secondary Purchaser or such other Person approved by the Purchasers (which approval will not be unreasonably withheld or delayed) as a successor Administrative Agent. If such successor Administrative Agent is not a Secondary Purchaser, such successor Administrative Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000 or (ii) an Affiliate of such bank and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE X.
                       ASSIGNMENT OF RECEIVABLE INTERESTS

         SECTION 10.01 Assignment. Each Secondary Purchaser (with respect to any Receivable Interest) may (i) without the consent of the Seller, assign to another Secondary Purchaser, any Purchaser, or to any vehicle organized by a Secondary Purchaser which is rated at least A-1 by S&P and P-1 by Moody's and
(ii) with the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed), to any other Person (such Person, and the Persons described in clause (i) above, referred to herein as "Assignees"), and any such Assignee, may, without the written consent of the Seller, assign to any Person described in clause (i) hereof and may, with the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed), assign to any other Person, its Commitment or any Receivable Interest, in either case, in whole or in part; provided, however, that any assignment of a Secondary Purchaser's Commitment to a Purchaser or to any vehicle organized by a Secondary Purchaser pursuant to clause (i) above at a time when such Purchaser or such vehicle cannot issue a commitment to make Purchases shall be made only with the prior written consent of the Seller (which consent shall not be unreasonably withheld or delayed). Upon any assignment of a Receivable Interest, (i) the Assignee shall become the owner of such Receivable Interest for all purposes of this Agreement and (ii) the assignor thereof (the "Assignor") shall relinquish its rights with respect to such Receivable Interest for all purposes of this Agreement. Any assignments hereunder shall be upon such terms and conditions as the Assignor and the Assignee may mutually agree. The parties thereto shall deliver to the Administrative Agent an assignment agreement, in substantially the form of Exhibit B hereto (an "Assignment"), duly executed by such parties, and such Assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the Assignee may reasonably request in order to perfect, protect or more fully evidence the Assignee's right, title and interest in and to any Receivable Interest assigned hereunder, and to enable the Assignee to exercise or enforce any rights hereunder . Upon any assignment pursuant to this Section 10.01, the Assignee thereof shall have all of the rights and obligations (and only such rights and obligations) of a Secondary Purchaser hereunder, and shall be subject to the same terms and conditions hereunder. The Administrative Agent shall provide notice to the Seller of any assignment hereunder.

         SECTION 10.02 Effects of Assignment. By executing and delivering an Assignment, the Assignor thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other agreement, instrument or document furnished pursuant hereto; (ii) the Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or any Originator or the performance or observance by the Seller or any Originator of any of its obligations under this Agreement (in the case of the Seller) or the Transfer Agreements (in the case of the Seller and the Originators) or other agreement, instrument or document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and to purchase the pertinent Receivable Interests; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, any Secondary Purchaser, any Purchaser or any of their Affiliates or such Assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Assignee appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the pertinent Receivable Interests and the Related Security and related Contracts; and (vii) such Assignee agrees that it will not institute against any Secondary Purchaser any proceeding of the type referred to in Section 7.01(i) of the Primary Purchase Agreement.

                                   ARTICLE XI.
                                  MISCELLANEOUS

         SECTION 11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller or the Collection Agent therefrom shall be effective unless in a writing signed by all of the Secondary Purchasers or, where permitted under this Agreement, the Required Secondary Purchasers, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment or waiver of Section 6.03 or of any other provision of this Agreement which affects the rights or obligations of the Administrative Agent shall be effective unless signed by the Administrative Agent. No failure on the part of the Secondary Purchasers or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 11.02 Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be delivered or sent by facsimile, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.

         SECTION 11.03 Assignability; Termination.

         (a) This Agreement and each Secondary Purchaser's rights herein (including ownership of each Receivable Interest) shall be assignable by such Secondary Purchaser and its respective successors and assigns in accordance with
Section 10.01. The term "Secondary Purchaser" shall include any owner by assignment or otherwise of a Receivable Interest but shall not include any Person to whom a participation is granted. The Seller may not assign its rights hereunder or any interest herein without the prior written consent of the Secondary Purchasers.

         (b) Any Secondary Purchaser may grant participations to any Person without the consent or knowledge of the Seller, any other Secondary Purchaser or the Administrative Agent; provided, that such grant will not affect the obligation, if any, of such Secondary Purchaser hereunder nor the obligations of the Seller hereunder.

         (c) The provisions of Sections 8.01, 11.04, 11.05, 11.06 and 11.07 survive any termination of this Agreement.

         SECTION 11.04 Costs, Expenses and Taxes.

         (a) In addition to the rights of indemnification granted under Section
8.01 hereof, the Seller agrees to pay on demand all reasonable costs and expenses actually incurred in connection with the preparation, execution, delivery and administration

(including periodic auditing of Pool Receivables) of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, (i) the reasonable fees and expenses of Latham & Watkins, counsel for the Secondary Purchasers, actually incurred with respect to the preparation, execution and delivery of this Agreement, the Primary Purchase Agreement and the other documents and agreements to be delivered hereunder or thereunder; (ii) the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent actually incurred with respect to administration of this Agreement, including without limitation, advising the Administrative Agent as to its rights and remedies hereunder; and (iii) all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement or amendment of this Agreement and the other documents and agreements to be delivered hereunder.

         (b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         (c) The Seller also shall pay on demand all other reasonable costs, expenses and all taxes (excluding income taxes) actually incurred by a Secondary Purchaser or any stockholder of a Secondary Purchaser ("Other Costs"), including
(i) the costs of auditing such Secondary Purchaser's books by certified public accountants, (ii) the taxes (excluding income taxes) resulting from such Secondary Purchaser's operations and (iii) the reasonable fees and out-of-pocket expenses of counsel for such Secondary Purchaser or any counsel for any shareholder of such Secondary Purchaser with respect to advising such Secondary Purchaser or shareholder as to rights and remedies under this Agreement, the enforcement of this Agreement or advising such Secondary Purchaser or shareholder as to matters relating to such Secondary Purchaser's operations; provided, that the Seller and any other persons who from time to time sell receivables or interests therein to such Secondary Purchaser ("Other Sellers") each shall be liable for such Other Costs ratably in accordance with the usage under their respective facilities; provided, further, that (i) if such Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs and (ii) if such Other Costs are attributable to any Other Seller and not attributable to the Seller in any way, the Seller shall not be liable for any of such Other Costs.

         SECTION 11.05 Confidentiality. Unless otherwise required by applicable law, rule or regulation or by court order or process, the Seller and the Collection Agent agree to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to the Seller's and the Collection Agent's legal counsel and auditors if they agree to hold it confidential.

         SECTION 11.06 No Recourse. The obligations of each Secondary Purchaser under this Agreement or any other agreement, instrument, document or certificate executed and delivered by or issued by such Secondary Purchaser or any officer thereof in connection herewith are solely the corporate obligations of such Secondary

Purchaser. No recourse shall be had for payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by such Secondary Purchaser or any officer in connection herewith, against any stockholder, employee, officer, director or incorporator of such Secondary Purchaser. The provisions of this Section 11.07 shall survive the termination of this Agreement.

         SECTION 11.07 Governing Law; Execution in Counterparts.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING ITS APPLICABLE CONFLICT OF LAWS RULES).

         (b) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 11.08 Construction of Agreement. It is the intention of each Transfer Agreement that the conveyance by the applicable Originator to the Seller of Receivables shall constitute a purchase and sale and not a secured loan. It is the intention of this Agreement that the Purchases and reinvestments shall convey to the Secondary Purchasers, to the extent of their Receivable Interests, undivided ownership interests in the Pool Receivables and that each such transaction shall constitute a purchase and sale and not a secured loan. If, notwithstanding such intention, the conveyance of Receivables from any Originator to the Seller pursuant to a Transfer Agreement shall ever be characterized as a secured loan and not a sale, then the Seller shall be deemed to have transferred to the Secondary Purchasers, in addition to the Receivable Interests, all of the Seller's right, title and interest in, to and under the obligations of such Originator deemed to be secured by a pledge of such Receivables, and, in such event, this Agreement and the filings of the UCC statements referred to in Section 3.01(b) shall be deemed to have granted (subject to the exceptions set forth in Section 4.01 of the Primary Purchase Agreement), to the Secondary Purchasers a duly perfected security interest prior to all other liens on and security interests in all of the Seller's right, title, and interest in, to and under the obligations of such Originator to the Seller deemed to be secured by such pledge, and the Administrative Agent shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Seller. If the conveyance of the Receivable Interests from the Seller to the Secondary Purchasers shall ever be characterized as a secured loan and not a sale, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Secondary Purchasers a duly perfected security interest in all of the Seller's right, title and interest in, to and under the Pool Receivables, all payments on or with respect to such Pool Receivables, all other rights relating to and payments made in respect of the Pool Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein.

         SECTION 11.09 Actions by Secondary Purchasers. The Secondary Purchasers expressly recognize and agree that in making any determination or taking any action hereunder which is required to be made or taken by the Required Secondary Purchasers or all of the Secondary Purchasers, the Purchasers shall be treated as if they were Secondary Purchasers hereunder and no determination or action hereunder shall be made or taken which would be inconsistent with or contrary to a determination or action made or taken under the Primary Purchase Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        SELLER:


                                        G-P RECEIVABLES, INC.


                                        By:    /s/ Danny W. Huff
                                           -------------------------
                                               Treasurer


                                        133 Peachtree Street, N.E.
                                        Atlanta, Georgia 30348-5605
                                        Attention:  Treasurer
                                        Facsimile No.:  (404) 827-7076


                                        COLLECTION AGENT:


                                        GEORGIA-PACIFIC CORPORATION:


                                        By:    /s/ Danny W. Huff
                                           --------------------------
                                        Name:  Danny W. Huff
                                        Title  Vice President and Treasurer


                                        133 Peachtree Street, N.E.
                                        Atlanta, Georgia 30348-5605
                                        Attention:  Treasurer
                                        Facsimile No.:  (404) 827-7076

                                        SECONDARY PURCHASERS:


                                        CANADIAN IMPERIAL BANK OF COMMERCE


                                        By:    /s/ John Gevlin
                                           --------------------------
                                             Authorized Signatory


                                        425 Lexington Avenue
                                        New York, New York 10017
                                        Attention:  President
                                        Facsimile No.:  (212) 856-3643


                                        CITIBANK, N.A.


                                        By:    /s/ Nancy Georgi Free
                                           --------------------------
                                               Vice President


                                        500 W. Madison St., 7th Floor
                                        Chicago, Illinois 60661
                                        Attention:  Global Securitization
                                          Department
                                        Facsimile No.:  (312) 627-3771


                                        BANK ONE, NA (CHICAGO OFFICE)


                                        By:    /s/ Julie C. Benda
                                           --------------------------
                                               Vice President


                                        1 Bank One Plaza
                                        Suite 0079, 17th Floor
                                        Chicago, Illinois 60670
                                        Attention:   Julie Benda
                                        Facsimile No.: (312) 732-2231

                                         ADMINISTRATIVE AGENT:


                                         CANADIAN IMPERIAL BANK OF COMMERCE,
                                         as Administrative Agent


                                         By:    /s/ John Gevlin
                                           --------------------------
                                              Authorized Signatory


                                         425 Lexington Avenue
                                         New York, New York  10017
                                         Attention:  Asset Securitization Group
                                         Facsimile No.:  (212) 856-3643

                                    EXHIBIT A

                         [FORM OF ASSIGNMENT AGREEMENT]

                              ASSIGNMENT AGREEMENT

         Assignment dated __________, ____, made by the undersigned to ______________ pursuant to the Amended and Restated Receivables Purchase Agreement dated as of October 13, 1999 (the "Agreement"; terms defined therein being used herein as therein defined) among G-P Receivables, Inc., Georgia-Pacific Corporation, Canadian Imperial Bank of Commerce, Citibank, N.A., Bank One, NA (Chicago Office), and Canadian Imperial Bank of Commerce, as agent (the "Administrative Agent").

         In consideration of the payment of $___________, being the existing [Aggregate] Capital of the Receivable Interest[s] referred to below, [and of $________, being the [aggregate] unpaid accrued Yield for such Receivable Interest[s],] receipt of which payment is hereby acknowledged, the undersigned hereby assigns to _____________ all of its right, title and interest in and to the Receivable Interest[s] purchased by the undersigned in [a] Purchase[s] on ___________, 19__, [__________, 19__, [etc.]] under the Agreement.]

         The Assignor (i) represents and warrants that it is the legal and beneficial owner of the Receivable Interest[s] being assigned by it hereunder and that such Receivable Interest[s] [is] [are] free and clear of any Adverse Claim created by the Assignor; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other agreement, instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller or the performance or observance by the Seller of any of its obligations under the Agreement or any other agreement, instrument or document furnished pursuant thereto.

         The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in Section 4.01 thereof, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and purchase the Receivable Interest[s]; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any of its Affiliates or the Assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints as its agent the Collection Agent from time to time designated pursuant to Section 6.01 to enforce its respective rights and interests in and under the Pool Receivables, the Related Security and the related Contracts; and

(v) agrees that it will not institute against any Secondary Purchaser any proceeding of the type referred to in Section 7.01(i) incorporated by reference in the Agreement so long as any Notes issued by such Secondary Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Notes shall have been outstanding.

         Following the execution of this Assignment by the Assignor and the Assignee, it will be delivered to the Administrative Agent. The effective date of this Assignment shall be the date above specified (the "Effective Date").

         As of the Effective Date, (i) the Assignee shall be and become an owner in the Receivable Interest[s] referred to herein for all purposes of the Agreement and (ii) the Assignor shall relinquish its rights with respect to the Receivable Interest[s] for all purposes of the Agreement.

         This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed and delivered by its duly authorized officer or agent as of the date first written above.


                                           [NAME OF ASSIGNOR]


                                           By: ______________________________
                                                  Title:


                                           [NAME OF ASSIGNEE]


                                           By: ______________________________
                                                  Title: